UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2017

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 10, 2017, Targa Resources Partners LP (the “Partnership”), a subsidiary of Targa Resources Corp., entered into a Purchase Agreement (the “Purchase Agreement”), among the Partnership, its wholly-owned subsidiary, Targa Resources Partners Finance Corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), certain subsidiary guarantors named therein (the “Guarantors”) and Citigroup Global Markets Inc., as representative of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers (the “Offering”) $750,000,000 in aggregate principal amount of the Issuers’ 5% senior unsecured notes due 2028 (the “Notes”). The Notes were sold at par, resulting in gross proceeds to the Partnership of $744,375,000.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Relationships

The Initial Purchasers or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Partnership intends to use the net proceeds from the Offering to redeem its 5% senior unsecured notes due 2018 (“2018 Notes”), reduce borrowings under its credit facilities, and for general partnership purposes, which may include redemptions or repurchases of its other outstanding notes, repaying other indebtedness, working capital and funding capital expenditures and acquisitions. Because certain of the Initial Purchasers or their affiliates (i) may be holders of (or manage accounts that hold) the 2018 Notes that the Partnership will redeem with the net proceeds from the Offering and (ii) are lenders under the Partnership’s credit facilities, such Initial Purchasers and affiliates may receive a portion of the proceeds from the Offering. The Partnership has entered into swap transactions with certain of the Initial Purchasers and has agreed to pay these counterparties a fee in an amount the Partnership believes to be customary in connection with these transactions.

The description set forth above in Item 1.01 is qualified in its entirety by the Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On October 10, 2017, the Partnership issued a press release announcing its commencement of the Offering. A copy of the Partnership’s press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Also on October 10, 2017, the Partnership issued a press release announcing the pricing of the Notes. A copy of the Partnership’s press release is filed as Exhibit 99.2 hereto and is incorporated by reference into this Item 8.01.

Each of the press releases shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement dated as of October 10, 2017 among the Issuers, the Guarantors and Citigroup Global Markets Inc., as representative of the several initial purchasers (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed October 12, 2017).

99.1	Press release dated October 10, 2017, announcing the commencement of the Offering (incorporated by reference to Exhibit 99.1 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed October 12, 2017).

99.2	Press release dated October 10, 2017, announcing the pricing of the Notes (incorporated by reference to Exhibit 99.2 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed October 12, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: October 16, 2017	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief Financial Officer

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